CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 14, 1997, on our audits of the consolidated financial statements and financial statement schedule of Clarify Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included in the Annual Report on Form 10-K for the year ended December 31, 1996.



                                          /s/ Coopers & Lybrand L.L.P.

                                              COOPERS & LYBRAND L.L.P.

San Jose, California
April 25, 1997